EXHIBIT D.33

                         PORTFOLIO MANAGEMENT AGREEMENT

     THIS PORTFOLIO MANAGEMENT AGREEMENT (the "Agreement") is dated and effective as of December 31, 2002, among Armstrong Shaw Associates, Inc. a Delaware corporation (the "Sub-Advisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund").

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each Series having its own investment objective, policies and limitations; and

     WHEREAS, the Fund offers shares of a particular series named the Fremont Global Fund (the "Global Series"); and

     WHEREAS, the Fund has retained the Advisor to render investment management and administrative services to the Global Series; and

     WHEREAS, the Advisor and the Fund desire to retain the Sub-Advisor to furnish portfolio management services to the Global Series in connection with Advisor's investment management activities on behalf of the Series, and the Sub-Advisor is willing to furnish such services to the Advisor and the Global Series;

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Sub-Advisor, the Advisor and the Fund as follows:

1. APPOINTMENT. The Advisor and the Fund hereby appoint Sub-Advisor to provide portfolio management services to the Advisor and the Fund with respect to certain assets of the Global Series for the periods and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

2.  SUB-ADVISOR  DUTIES.   Subject  to  the  supervision  of  the  Advisor,  the
Sub-Advisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the Global Series' portfolio assigned to the Sub-Advisor (the "Allocated Assets"), from time to time by the Advisor or the Board of Directors, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks and other marketable securities, in accordance with the investment guidelines set forth in Appendix A and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Sub-Advisor may select. The Sub-Advisor

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will provide the services  under this  Agreement in  accordance  with the Global
Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as that registration statement is amended and supplemented from time to time. The Advisor will provide the Sub-Advisor with a copy of each registration statement, amendment and supplement promptly after it has been filed with the SEC. The parties acknowledge that the Sub-Advisor's performance objective of the Allocated Assets is as set forth in Appendix A (as such may be revised from time to time at the discretion of the Advisor); however, failure to satisfy such objective shall not constitute a breach of this Agreement. The Sub-Advisor further agrees that:

     (a) The Sub-Advisor will conform with all applicable rules and regulations of the SEC and of all other federal and state regulatory agencies having jurisdiction over the Sub-Advisor in performance of its duties under this Agreement. As reasonably requested by the Advisor or the Fund, the Sub-Advisor will provide information requested by the Advisor or the Fund to comply with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder.

     (b) The Sub-Advisor will select broker-dealers or trading systems to execute portfolio transactions for the Global Series and select the markets on or in which the transactions will be executed. In providing the Global Series with investment advisory services, it is recognized that the Sub-Advisor will give primary consideration to securing the most favorable price and efficient execution of orders so that the Fund's total cost or proceeds in each transactions will be the most favorable under the circumstances. Within the framework of this policy, the Sub-Advisor may consider the financial condition of the broker-dealer or trading system, the investment information, brokerage, research, analyses, trading services and other products provided by the broker-dealer or trading system who may effect or be a party to any such transaction or other transactions to which the Sub-Advisor's other clients may be a party.

     It is understood that it is desirable for the Fund that the Sub-Advisor and the Advisor have access to research, analyses and trading services provided by broker-dealers and trading systems that may execute brokerage transactions at a higher cost to the Global Series than might result from the allocation of brokerage to other broker-dealers or trading systems that do not provide such services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Advisor is authorized to place orders for the purchase and sale of securities for the Global Series with broker-dealers or trading systems that provide research, analyses and trading services and may charge an amount of commission for effecting securities transactions in excess of the amount of commission another broker-dealer or trading system would have charged for effecting that transaction, provided the Sub-Advisor (or in the case of research, analyses and trading services provided to the Advisor, that the Advisor) determines in good faith that such amount of commission was reasonable in relation to the value of the research, analyses and trading services provided by such broker-dealers or trading systems viewed in terms of either that particular transaction or the overall

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responsibilities  of the  Sub-Advisor  or the Advisor for this or other advisory accounts, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice to determine whether the Fund benefits, directly or indirectly, from such practice.

     It is understood that the research, analyses and trading services provided by such broker-dealers or trading systems may be useful to the Sub-Advisor or the Advisor in connection with the other clients of the Sub-Advisor or the Advisor. On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Global Series as well as other clients of the Sub-Advisor or the Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price of lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Global Series and to such other clients.

     The Sub-Advisor agrees to use its best efforts to direct brokerage to certain broker-dealers or trading systems as may be requested from time to time by the Advisor; however, such directed brokerage decisions shall be made in the discretion of the Sub-Advisor and shall be consistent with the Sub-Advisor's obligation to use its best efforts to obtain best execution as required by the policy discussed above in this section. Such directed brokerage may be used to obtain research used by the Advisor or for other purposes determined by the Advisor, such as offsetting the operating expenses of the Fund. The Sub-Advisor, at the request of the Advisor, shall render reports to the Advisor in such form and at such times as may be reasonably required, setting forth the amount of total brokerage business which has been placed by it and the allocation thereof among broker-dealers and trading systems and specifically indicating those broker-dealers and trading systems which provided research, analyses and trading services.

     (c) The Sub-Advisor will make available to the Advisor and the Fund's Board of Directors promptly upon their request copies of all its investment records and ledgers relating to the Global Series to assist the Advisor and the Fund in their compliance with respect to the Global Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Sub-Advisor will furnish the Fund's Board of Directors with respect to the Global Series such periodic and special reports as the Advisor and the Directors may reasonably request in writing.

     (d) The Sub-Advisor will maintain detailed records of the Allocated Assets as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit during Sub-Advisor's normal business hours upon reasonable notice by any person designated by the Advisor or the

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Fund.  The  Sub-Advisor  shall  provide to the Advisor or the Fund and any other party designated by either the Advisor or the Fund: (i) monthly statements of the activities with regard to the Allocated Assets during the month and a list of such assets showing each asset at its cost and, for each security listed on any national securities exchange, its value at the last quoted sale price reported on the composite tape on the valuation date or, in the cases of securities not so reported, by the principal exchange on which the security traded or, if no trade was made on the valuation date or if such security is not listed on any exchange, its value as determined by a nationally recognized pricing service used by the Sub-Advisor specified by such pricing service on the valuation date, and for any other security or asset in a manner determined in good faith by the Sub-Advisor to reflect its then fair market value; (ii) statements evidencing any purchases and sales as soon as practicable after such transaction has taken place, and (iii) a quarterly review of the Allocated Assets.

     (e) The Sub-Advisor shall use its best judgment and efforts in rendering the advice and services to the Advisor as contemplated by this Agreement.

     (f) PROXY VOTING. The Advisor hereby delegates to the Sub-Advisor, the Advisor's discretionary authority to exercise voting rights with respect to the securities and other investments in the Allocated Assets. The Sub-Advisor's proxy voting policies shall comply with any rules or regulations promulgated by the SEC. The Sub-Advisor shall maintain and preserve a record, in an easily-accessible place for a period of not less than three (3) years (or longer, if required by law), of the Sub-Advisor's voting procedures, of the Sub-Advisor's actual votes, and such other information required for the Fund to comply with any rules or regulations promulgated by the SEC. The Sub-Advisor shall,upon request, supply updates of this record to the Advisor or any authorized representative of the Advisor, or to the Fund on a quarterly basis (or more frequently, if required by law). The Sub-Advisor shall provide the Advisor and the Fund with information regarding the policies and procedures that the Sub-Advisor uses to determine how to vote proxies relating to the Allocated Assets. The Fund may request that the Sub-Advisor vote proxies for the Allocated Assets in accordance with the Fund's proxy voting policies.

     (g) CODE OF ETHICS. The Sub-Advisor (i) has adopted a written code of ethics pursuant to Rule 17j-1 under the 1940 Act; (ii) has provided the Advisor with a copy of evidence of the adoption of the code of ethics by the Sub-Advisor; and (iii) will make such reports to the Advisor and the Fund as are required by Rule 17j-1 under the 1940 Act. The Sub-Advisor agrees to provide the Advisor and the Fund with any information required to satisfy the code of ethics reporting or disclosure requirements of the Sarbanes-Oxley Act and any rules or regulations promulgated by the SEC thereunder. To the extent the Sub-Advisor has adopted a separate code of ethics or has amended its code of ethics to comply with such rules or regulations, the Sub-Advisor shall provide the Advisor with a copy of such code of ethics and any amendments thereto.

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3.   INDEPENDENT CONTRACTOR.

     The Sub-Advisor shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Company or the Advisor in any way, or in any way be deemed an agent for the Advisor or the Company.

4.   EXPENSES AND COMPENSATION.

     (a) During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement (except that brokerage costs shall be paid by the Fund). The Sub-Advisor shall not be responsible for any expense incurred by the Advisor or the Fund, except as provided in Section 6 below.

     (b) For the services provided to the Global Series, the Advisor will pay the Sub-Advisor the fees as set forth in Appendix B hereto at the times set forth in Appendix B hereto.

     (c) If in the future the Sub-Advisor agrees to a fee schedule with a new comparable client that would result in a lower effective fee rate than is paid by the Advisor, the Sub-Advisor will notify the Advisor within thirty (30) days. A client account will be considered comparable in terms of investment objective and strategy, asset size, degree of discretion given to the Sub-Advisor (with respect to brokerage and other matters), and demands for servicing. In determining whether a fee schedule with another client is lower, adjustments should be made by mutual agreement of the parties to take into account differences in reporting, compliance, servicing, marketing, and similar factors. If the comparable client rate is determined to be lower than the Fremont rate, the Sub-Advisor will offer the Advisor the opportunity to revise this Agreement and adjust the Fremont rate so that it is equivalent to the comparable client rate when it was first implemented for the comparable client. No adjustment will be required if the Advisor continues a fee schedule with a lower effective fee rate with a pre-existing client, if the lower fee schedule with a pre-existing client is applied to one or more enlarged portfolios or to one or more new similar portfolios with that client, or if a permitted lower fee schedule is increased. The Sub-Advisor shall provide to the Advisor, upon request, a list of all client accounts with a lower effective fee rate that have an investment strategy substantially similar to the Fund but which the Sub-Advisor has concluded are not comparable clients.

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5.   REPRESENTATIONS AND WARRANTIES.

     (a) ADVISOR AND FUND. The Advisor and the Fund each represents and warrants to the Sub-Advisor that (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the respective governing documents of the Fund and the Advisor; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Fund or the Advisor or their respective property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Fund and the Advisor and when executed and delivered by the Advisor will be the legal, valid and binding obligation of the Fund and the Advisor, enforceable against the Fund and Advisor in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

     (b) SUB-ADVISOR. The Sub-Advisor represents and warrants to the Advisor and the Fund that (i) the retention of the Sub-Advisor as contemplated by this Agreement is authorized by the Sub-Advisor's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Advisor or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Sub-Advisor and when executed and delivered by the Sub-Advisor will be the legal, valid and binding obligation of the Sub-Advisor, enforceable against the Sub-Advisor in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

6.   BOOKS AND RECORDS; CUSTODY.

     (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Global Series are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act with respect to the Global Series and to preserve the records required by Rule 204-2 under the Advisers Act with respect to the Global Series for the period specified in the Rule.

     (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee or as otherwise provided in the Fund's custody agreement. The Fund shall notify the Sub-Advisor of the identity of its custodian bank and shall give the Sub-Advisor fifteen (15) days' written notice of any changes in such custody arrangements.

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     Neither the Sub-Advisor,  nor any parent, subsidiary or related firm, shall take possession of or handle any cash or securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank.

     The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Sub-Advisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Sub-Advisor with all operational information necessary for the Sub-Advisor to trade on behalf of the Fund.

7. INDEMNIFICATION. The Sub-Advisor agrees to indemnify and hold harmless the Advisor, the Fund, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Sub-Advisor) and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon any wrongful act or omission by the Sub-Advisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Sub-Advisor or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and accurately and completely reflects information furnished to the Fund or any affiliated person of the Fund by the Sub-Advisor or any affiliated person of the Sub-Advisor; provided, however, that in no case is the Sub-Advisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of such person's duties or by reason of such person's reckless disregard of the obligations and duties under this Agreement or by reason of such person's violation of applicable law or regulations.

     The Fund and the Advisor each agrees not to hold the Sub-Advisor or any of its officers or employees liable for, and to indemnify and hold harmless, the Sub-Advisor and its directors, officers, employees, affiliated persons and controlling persons (the "Indemnified Parties"), any act or omission of any other Sub-Advisor providing investment management services to the Fund, and against any costs and liabilities the Indemnified Parties may incur as a result of a claim against the Indemnified Parties regarding actions taken in good faith exercise of their powers and responsibilities

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hereunder  excepting  matters  as to which  the  Indemnified  Parties  have been grossly negligent, engaged in willful misfeasance, bad faith, reckless disregard of the obligations and duties under this Agreement or have been in violation of applicable law or regulations.

8. OTHER INVESTMENT ACTIVITIES OF SUB-ADVISOR. The Fund and Advisor acknowledge that the Sub-Advisor, [may have/has] investment responsibilities [or may render/and renders] investment advice to, [or may perform]/and performs] other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the provisions of Section 2 hereof, the Fund agrees that the Sub-Advisor may give advice or exercise investment responsibility and take other action with respect to [other/the] Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the Global Series; provided that the Sub-Advisor acts in good faith, and provided further that it is the Sub-Advisor's policy to allocate, within its reasonable discretion, investment opportunities to the Global Series over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Global Series and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Global Series may have an interest from time to time, whether in transactions which may involve the Global Series or otherwise. The Sub-Advisor shall have no obligation to acquire for the Global Series a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the Global Series or otherwise.

9. (a) TERM. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of one year from the date of this Agreement, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Global Series, and (ii) by the Advisor, and (iii) by the vote of a majority of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Global Series, or by the Advisor, on thirty (30) days' written notice to the Sub-Advisor and the payment of the pro-rated management fee earned to the date of termination, or by the Sub-Advisor on like notice to the Board of Directors of the Fund and to the Advisor.

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Payment of fees earned through the date of termination shall not be construed as a penalty.

     (c)  AUTOMATIC   TERMINATION.   This  Agreement  shall   automatically  and
immediately terminate in the event of its transfer or assignment (within the meaning of the 1940 Act).

10. AMENDMENTS. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Global Series, if such approval is required by applicable law.

11.  MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, and any rules, regulations, and orders promulgated thereunder.

     (b) CAPTIONS. The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (c) SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, or rule or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (d)  AGENCY.   Nothing  herein  shall  be  construed  as  constituting  the
Sub-Advisor as an agent of the Fund or the Advisor.

     (e) PRIOR AGREEMENT. This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

     (f) COUNTERPARTS. This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

12. NOTICE OF ARTICLES OF INCORPORATION. The Sub-Advisor acknowledges that it has received notice of and accepts the limitations of the Company's liability as set forth in its Articles of Incorporation. The Sub-Advisor agrees that the Company's obligations under this Agreement shall be limited to Global Series and to its assets, and that the Sub-

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Advisor shall not seek satisfaction of any such obligation from the shareholders of the Global Series nor from any director, officer, employee or agent of the Fund.

13. USE OF NAME. It is understood that the name "Armstrong Shaw Associates, Inc." or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Sub-Advisor and its affiliates and that the Fund, the Advisor and the Fund's distributor have the right to use such name(s) or derivative(s) in offering materials and sales literature of the Fund [and/or the Advisor,] so long as this Agreement is in effect. Upon termination of the Agreement the Fund and the Advisor shall forthwith cease to use such name(s) or derivative(s). Other than as permitted above in this section, neither the Fund nor the Advisor shall, without the prior written consent of the Sub-Advisor, make any representations regarding or reference to the Sub-Advisor or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

     It is understood that the names of the Fund and the Advisor or the name of any of their affiliates, or any derivative associated with those names, are the valuable property of the Fund and the Advisor, respectively. The Sub-Advisor has the right to use such name(s) or derivative(s) in offering materials and sales literature of the Sub-Advisor so long as this Agreement is in effect. Upon termination of the Agreement the Fund and the Advisor shall forthwith cease to use such name(s) or derivative(s). Other than as permitted above in this section, the Sub-Advisor shall not, without the prior written consent of the Sub-Advisor, make any representations regarding or reference to the Fund, the Advisor or any of their affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

14. RECEIPT OF BROCHURE. The Advisor and the Fund have received from Armstrong Shaw Associates, Inc. the disclosure statement or "brochure" required to be delivered pursuant to Rule 204-3 of the Advisers Act, which disclosure statement or brochure was received by the Advisor and the Fund more than 48 hours prior to entering into this Agreement.

15. NOTICES. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand, on the date indicated as the date of receipt on a return receipt, or at the time of receipt if sent to the other party at the principal office of such party by regular mail, commercial courier service, telex, facsimile or telecopier.

16. NONPUBLIC PERSONAL INFORMATION. Notwithstanding any provision herein to the contrary, the Sub-Advisor hereto agrees on behalf of itself and its directors, trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Advisor (on behalf of itself and the Fund) (a) all records and other information relative to the Fund's prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-

Bliley Act (the "Privacy Act"), and (2) except after prior notification to and approval in writing by the Advisor, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the Privacy Act, and if in compliance therewith, the privacy policies adopted by the Advisor and the Fund and communicated in writing to the Sub-Advisor. Such written approval shall not be unreasonably withheld by the Advisor and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

     17. ANTI-MONEY LAUNDERING COMPLIANCE. The Sub-Advisor acknowledges that, in compliance with the Bank Secrecy Act, as amended, and implementing regulations ("BSA"), the Fund has adopted an Anti-Money Laundering Policy. The Sub-Advisor agrees to comply with the Fund's Anti-Money Laundering Policy and the BSA, as the same may apply to the Sub-Advisor, now or in the future. The Sub-Advisor further agrees to provide to the Fund and/or the Advisor such reports, certifications and contractual assurances as may be requested by the Fund or the Advisor. The Advisor may disclose information respecting the Sub-Advisor to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

     18. CONFIDENTIALITY. Each party to this Agreement shall not, directly or indirectly, permit its affiliates, directors, trustees, officers, members, employees, or agents to, in any form or by any means, use, disclose, or furnish to any person or entity, records or information concerning the business of any of the other parties except as necessary for the performance of duties under this Agreement or as required by law, without prior written notice to and approval of the relevant other parties, which approval shall not be unreasonably withheld by such other parties.

     19. ARBITRATION. Should any controversies arise out of this Agreement, the Sub-Advisor, the Advisor and the Fund shall first attempt to make a good faith effort to resolve them through direct discussion in a spirit of mutual cooperation. If the parties' attempt to resolve their disagreements through negotiations fail, the parties agree that all controversies between the Sub-Advisor, the Advisor and the Fund or its principals or agents, arising out of or concerning the Fund, the Global Series or the Allocated Assets, or the construction, performance, or breach of this Agreement, shall be determined by arbitration before the American Arbitration Association (AAA) in the State of California or an office of AAA within a reasonable distance from San Francisco, California. Any arbitration proceeding between the Sub-Advisor, the Advisor and the Fund shall be heard and decided by a panel of not fewer than three arbitrators. The laws of the State of California will apply in all respects, including but not limited to determination of applicable statutes of limitation and available remedies. The award of the arbitrators or a majority of them shall be final and judgment on the award may be entered in any state or federal court having jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                           ARMSTRONG SHAW ASSOCIATES, INC.

                                           By: _________________________________


                                           Title: ______________________________


                                           FREMONT INVESTMENT ADVISORS, INC.


                                           By: _________________________________


                                           Title: ______________________________


                                           FREMONT MUTUAL FUNDS, INC.


                                           By __________________________________


                                           Title: ______________________________

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                         ARMSTRONG SHAW ASSOCIATES, INC.

                     Sub-Advisor to the Fremont Global Fund

INVESTMENT OBJECTIVES AND GUIDELINES

Overall Investment Objective:
-----------------------------

     The objective of the Fremont Global Fund is to seek to maximize total return while reducing risk by investing in U.S. and international stocks, bonds, and short-term securities (cash).

Policy and Guidelines Specific to Sub-Advisor:
----------------------------------------------

I.   Overall Investment Objective
     ----------------------------

     The objective of the Armstrong Shaw Large Cap Value portfolio is to provide returns primarily through capital appreciation.

II.  General Policy and Guidelines for the Sub-Advisor
     -------------------------------------------------

     The Sub-Advisor will manage a portfolio consisting primarily of large-cap domestic value stocks. The portfolio will generally be comprised of stocks that have market capitalizations greater than $2.5 billion and that Armstrong Shaw deems to be selling at a discount of 30% or more to intrinsic value.

III. Specific Policy and Guidelines for the Sub-Advisor
     --------------------------------------------------

     A.   The following investments will not be used:
          o    Securities purchased on margin.
          o    Short sales.
          o    Puts and calls.
          o    Letter stock/private placements.
          o Securities of the sponsor organization, or its subsidiaries or affiliates.

     B. No more than 5 percent at cost, or 8 percent at market, shall be invested in equity securities of any one issuer.

     C. Investments shall not exceed 5 percent of the market capitalization of any one issuer.

     D.   There shall be no restrictions regarding:
          o    Portfolio asset turnover.
          o    Realization of gains or losses.
          o Dividends or earnings on the stock of companies held in the portfolio.

     E. The Sub-Advisor will not hold more than 10% of the portfolio in cash, cash equivalents, or short-term assets. Short-term assets will be diversified by issuer, above average in quality, and have a maturity of no more than one year.

IV.  Performance Objectives for the Sub-Advisor
     ------------------------------------------

     The Sub-Advisor is expected to achieve a competitive rate of return over a trailing 3-year time period relative to the Russell 1000 Value Index and to the Callan Large Cap Value Style peer universe. The Russell 1000 Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.


     The Sub-Advisor will also adhere to the Investment Objective and to policies in the Fremont Global Fund prospectus and Statement of Additional Information.

--------------------------------------------------------------------------------

     Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Appendix A and the Global Series' registration statement filed with the SEC, as that registration statement is amended and supplemented from time to time (collectively, the "Prospectus"), the term of the Prospectus shall govern.

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                         ARMSTRONG SHAW ASSOCIATES, INC.

                     Sub-Advisor to the Fremont Global Fund


                                SCHEDULE OF FEES
                                ----------------

     Fremont Investment Advisors, Inc. will pay to Armstrong Shaw Associates, Inc., on an aggregate basis, an annual fee computed as a percentage of the average daily assets of the Global Fund under management by Armstrong Shaw Associates, Inc. The management fees specified below shall be the fees charged. The annual rate is determined as follows:

          0.75% on the first $25 million
          0.50% on the next $50 million
          0.40% on the next $50 million
          0.30% on the amount in excess of $125 million.

Fees will be billed after the end of each calendar month. Fees will be prorated for any period less than one month and shall be due and payable within thirty
(30) days after an invoice has been delivered to the Advisor.

The Portfolio Management Agreement with the Sub-Advisor may be terminated by the Advisor or the Investment Company upon 30 days' written notice. The Advisor has day-to-day authority to increase or decrease the amount of the Fund's assets under management by the Sub-Advisor.